      As filed with the Securities and Exchange Commission on May 28, 1999

                                                          REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                           LAMAR ADVERTISING COMPANY
             (Exact Name of Registrant as Specified in its Charter)

                  DELAWARE                                         72-1205791
(State or Other Jurisdiction of Incorporation)        (I.R.S. Employer Identification No.)

               5551 CORPORATE BLVD., BATON ROUGE, LOUISIANA 70808
                    (Address of Principal Executive Offices)


                           1996 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                              KEVIN P. REILLY, JR.
                Chairman, President and Chief Executive Officer
                           Lamar Advertising Company
                            5551 Corporate Boulevard
                          Baton Rouge, Louisiana 70808
                                 (225) 926-1000
           (Name, Address and Telephone Number of Agent for Service)

                                with copies to:

                              STANLEY KELLER, ESQ.
                               Palmer & Dodge LLP
                               One Beacon Street
                          Boston, Massachusetts 02108
                                 (617) 573-0100

                        CALCULATION OF REGISTRATION FEE

----------------------------------- --------------------- -------------------- --------------------- ------------------
                                                           Proposed maximum      Proposed maximum
Title of each class of securities       Amount to be      offering price per    aggregate offering       Amount of
         to be registered                registered            share(1)              price(1)        registration fee
----------------------------------- --------------------- -------------------- --------------------- ------------------
Class A Common Stock, $0.001 par
value                                 1,000,000 shares        $    32.35         $    32,350,000        $   8,993.30
----------------------------------- --------------------- -------------------- --------------------- ------------------

(1) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) and based upon the average of the high and low sale prices on May 26, 1999 as reported by the Nasdaq National Market.

(2) This Registration Statement registers an additional 1,000,000 shares issuable under the Registrant's 1996 Equity Incentive Plan (the "Plan"). The Registrant has previously registered 2,000,000 (3,000,000 after giving effect the 3:2 stock split effective February 27, 1998) shares under the Plan (Registration Statement No. 333-10337).

STATEMENT REGARDING INCORPORATION BY REFERENCE FROM EFFECTIVE REGISTRATION STATEMENT.

Pursuant to Instruction E to Form S-8, the contents of our registration statement on Form S-8 filed with the SEC on August 16, 1996 (File No. 333-10337) relating to the registration of 2,000,000 shares of the registrant's Class A common stock, $0.001 par value per share, authorized for issuance under our 1996 Equity Incentive Plan (the "Plan"), are incorporated by reference in their entirety in this registration statement, except as to the items set forth below. The 2,000,000 shares of Class A common stock registered under the Registration Statement on Form S-3 (File No. 333-10337) currently represent 3,000,000 shares of Class A common stock after giving effect to a 3:2 stock split which became effective on February 27, 1998. This Registration Statement provides for the registration of an additional 1,000,000 shares of our Class A Common Stock to be issued under the Plan.

ITEM 8.  EXHIBITS.

         See Exhibit Index on page 5.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on this 28th day of May, 1999.

                                LAMAR ADVERTISING COMPANY



                                By: /s/ Kevin P. Reilly
                                    -------------------------------------------
                                    Kevin P. Reilly, Jr., Chairman, President
                                    and Chief Executive Officer

                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Lamar Advertising Company, hereby severally constitute and appoint Kevin P. Reilly, Jr., Keith A. Istre, Charles W. Lamar, III, Ben R. Miller, Jr. and Stanley Keller, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on this 28th day of May, 1999:

Signature                                       Capacity

  /s/ Kevin P. Reilly Jr.           President, Chief Executive Officer
-------------------------           (Principal Executive Officer) and Director
Kevin P. Reilly, Jr.

  /s/ Keith A. Istre                Chief Financial Officer
-------------------------           (Principal Financial Officer and Principal
Keith A. Istre                      Accounting Officer) and Director

  /s/ Charles W. Lamar, III         Director
-------------------------
Charles W. Lamar, III

  /s/ Gerald H. Marchand            Director
-------------------------
Gerald H. Marchand

  /s/ Stephen P. Mumblow            Director
-------------------------
Stephen P. Mumblow

  /s/ Sean E. Reilly                Director
-------------------------
Sean E. Reilly

  /s/ Jack S. Rome, Jr.             Director
-------------------------
Jack S. Rome, Jr.

                                    Director
-------------------------
T. Everett Stewart, Jr.

                                 EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION
------            -----------

  4.1             Amended and Restated Certificate of Incorporation of Lamar
                  Advertising Company, as amended. Filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No.
                  333-05479) and incorporated herein by reference, as amended by Amendment to Certificate of Incorporation filed as Exhibit
                  3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 1-12407) and incorporated herein by reference.

  4.2             Amended and Restated By-Laws of Lamar Advertising Company.
                  Filed as Exhibit 3.2 to the Registrant's Registration
                  Statement on Form S-1 (File No. 333-05479) and incorporated herein by reference.

  5 Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder. Filed herewith.

  23.1            Consent of Palmer & Dodge LLP (contained in Exhibit 5).

  23.2            Consent of KPMG LLP, independent accountants. Filed herewith.

  24              Power of Attorney (included in the signature page hereto).
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